Exhibit 99.1

BGC Partners Announces Issuance of $160 Million of Convertible Senior Notes

Over-Allotment Exercised by Initial Purchasers

NEW YORK, NY – August 1, 2011 - BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners,” “BGC,” or “the Company”) today announced that it has closed the private offering of $160 million in aggregate principal amount of its 4.50 percent convertible senior notes due 2016.

The initial purchasers exercised their option to purchase $25 million in aggregate principal amount of additional notes to cover over-allotments, which is included in the $160 million of gross proceeds. The notes were issued at par. BGC received approximately $144.1 million after deducting the initial purchasers’ discounts and commissions, estimated offering expenses and the cost of the capped call transactions. The Company expects to use the net proceeds from the offering for general corporate purposes, which may include financing acquisitions.

The notes will pay interest semi-annually at a rate of 4.50 percent per annum and mature on July 15, 2016. The notes are convertible, at the holder’s option at a conversion rate of 101.6260 shares of BGC’s Class A common stock per $1,000 principal amount of notes, subject to adjustment in certain circumstances. This conversion rate is equal to a conversion price of approximately $9.84 per share, a 20 percent premium over the $8.20 closing price of BGC’s Class A common stock on the NASDAQ Global Select Market (the “NASDAQ”) on July 25, 2011. Upon conversion, BGC will pay or deliver, as the case may be, cash, shares of the Company’s Class A common stock, or a combination thereof at the Company’s election. The notes are convertible at the option of holders at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date of the notes.

The notes are general senior unsecured obligations of BGC Partners, Inc.

In connection with the offering, the Company has entered into capped call transactions with affiliates of certain initial purchasers of the notes. The capped call transactions are expected generally to reduce the potential dilution to the Company’s Class A common stock upon any conversion of notes in the event that the market value per share of the Company’s Class A common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions (which corresponds to the initial conversion price of the notes and is subject to certain adjustments substantially similar to those contained in the notes). The capped call transactions have a cap price equal to approximately $12.30 (50 percent above the last reported sale price of the Company’s Class A common stock on the NASDAQ on July 25, 2011). In connection with the capped call transactions, the Company made payments to the respective affiliates of the initial purchasers of the notes that were the counterparties to the capped call transactions.

The Company has been advised that, in connection with hedging the capped call transactions, the counterparties or their affiliates have entered into various derivative transactions with respect to the Company’s Class A common stock and may, from time to time, enter into or unwind various derivatives and/or purchase or sell the Company’s Class A common stock in secondary market transactions. These activities could increase (or reduce the size of any decrease in) the price of the Company’s Class A common stock and could also cause or avoid an increase or a decrease in the price of the Company’s Class A common stock following any conversion of notes and during the period prior to the maturity date.

The notes, and any shares of the Company’s Class A common stock issuable upon conversion of the notes, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes, and any shares of the Company’s Class A common stock issuable upon conversion of the notes, were offered only to “qualified institutional buyers” under Rule 144A of the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes or any shares of the Company’s Class A common stock issuable upon conversion of the notes, nor shall there be any offer, solicitation or sale of any notes, or any shares of the Company’s Class A common stock issuable upon conversion of the notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Discussion of Forward-Looking Statements by BGC Partners

Information in this document may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements include statements about the outlook and prospects for the Company and for its industry as well as statements about its future financial and operating performance. Such statements are based upon current expectations that involve risks and uncertainties. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied because of a number of risks and uncertainties that include, but are not limited to, the risks and uncertainties identified in BGC Partners’ filings with the U.S. Securities and Exchange Commission. The Company believes that all forward-looking statements are based upon reasonable assumptions when made. However, BGC Partners cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that accordingly you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and the Company undertakes no obligation to update these statements in light of subsequent events or developments. Please refer to the complete disclaimer with respect to forward-looking statements and the risk factors set forth in BGC Partners’ most recent public filings on Form 10-K, 8-K and/or 10-Q, which are incorporated into this document by reference.

CONTACTS

Americas Media: Hannah Sloane 212-294-7938 EMEA & APAC Media: Deborah Spencer + 44 207 894 7961	Investors: Jason McGruder 212-829-4988

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